Agreement Concerning the Injection of Assets of Three Production Workshops

                                 (LJ102-1)


Party A:    Liuzhou OVM Joint Stock Co., Ltd.

Party B:    Liuzhou OVM Construction Machinery Co., Ltd.


1. According to Article 11 of the Articles of Association of Party B, Party A is required to inject certain production facilities and workshops with a fair value of US$1,200,000.

      Through friendly consultation, Party A agrees to inject into Party B all production and installation facilities of Production Workshops No.1, No.2 and No.3.

2. All assets that are agreed to be injected by Party A are owned by Party A and are neither pledged nor leased before the effective date of this Agreement.

3. Any claims or disputes arising from the use of these injected assets by Party A, before these assets are injected into Party B, shall be the sole responsibility of Party A.

4. Both parties agree to adopt the valuation endorsed by the State Asset Administration Bureau of Rmb 12,098,261.96 (equivalent to US$ 1,423,324.94) as a fair valuation of the assets injected by Party A. Of which, US$1,200,000 shall represent a capital contribution by Party A and the balance of US$223,325 shall be recorded as a loan by Party A to Party B.

      Both parties further agree that the excess balance of US$223,325 should be fully repaid by Party B within 18 months from the date of its establishemnt and shall carry an interest of 20% per annum.

5. This Agreement shall come into effect at the date when the corporate representatives of both parties sign and stamp the common seals on the Agreement.


For and on behalf of
Party A:  Liuzhou OVM Joint Stock Co., Ltd.





-----------------------------------------------------
(Wu Guo Sen)
Corporate Representative
For an on behalf of
Party B:  Liuzhou OVM Construction Machinery Co., Ltd.

----------------------------------------------------
(Ching Lung Po)
Corporate Representative



Dated June 5, 1995